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                                                                      EXHIBIT 11
                                                                      ----------

                        COMPUTER TASK GROUP, INCORPORATED
                        ---------------------------------

         Computation of fully diluted earnings per share under treasury stock method set forth in Accounting Principles Board Opinion No. 15.



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                 COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE
                    UNDER TREASURY STOCK METHOD SET FORTH IN
                   ACCOUNTING PRINCIPLES BOARD OPINION NO. 15

                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                    QUARTER ENDED
                                                                                MARCH 28,      MARCH 29,
                                                                                  1997           1996
                                                                              ------------     --------

Weighted-average number of shares outstanding during period                       10,340          10,308
Add Common Stock equivalents -
       Incremental shares under stock options plans                                  472             259

Weighted-average number of shares held
       by Stock Employee Compensation Trust                                       (1,838)         (1,831)
                                                                                --------       ---------

Number of shares on which fully diluted earnings per share is based                8,974           8,736
                                                                                ========       =========

Net income for the period                                                       $  3,669       $   2,213

Fully diluted earnings per share                                                $   0.41       $    0.25
Primary earnings per share                                                      $   0.41       $    0.25




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